Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made and entered into as of February 2, 2017, by and between Cardiovascular Systems, Inc., a Delaware corporation (“Seller”), and Krishna Holdings, LLC, a Minnesota limited liability company and its assigns (“Purchaser”).
RECITALS:
A.    Purchaser and Seller are parties to that certain Purchase and Sale Agreement dated as of December 29, 2016 (the “Purchase Agreement”).

B.    Purchaser and Seller desire to amend the Purchase Agreement as provided herein.

AGREEMENTS:
NOW, THEREFORE, in consideration of the foregoing Recitals, which, by this reference thereto, are hereby incorporated into the body of this Amendment, and for other good, fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Defined Terms. Capitalized terms utilized in this Amendment and not separately defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.    Purchase Price. The definition of "Purchase Price" in Section 1.02 of the Purchase Agreement is hereby amended by deleting the amount of "22,000,000.00" and replacing it with "$21,500,000.00", thus reducing the Purchase Price to such lesser amount.
3.    Inspection Period. The definition of “Inspection Period” in the first sentence of Section 2.03 of the Purchase Agreement is hereby amended by deleting the terms "From the date that Seller delivers the last of the Seller Documents to Purchaser, and for a period of forty-five (45) days thereafter" and replacing them with the terms "Until February 15, 2017", thus establishing February 15, 2017 as the expiration date of the Inspection Period.
4.    Closing Date. The definition of "Closing Date" in Section 3.01 of the Purchase Agreement is hereby amended by deleting the terms "thirty (30) days after the expiration of the Inspection Period" from the end of the first sentence and replacing them with "March 10, 2017," thus establishing the deadline for the Closing Date to be March 10, 2017, subject to the following provisions, which are hereby added to the end of Section 3.01 of the Purchase Agreement: "The Closing Date shall be extended in the event that (i) Purchaser’s lender has not received and approved the appraisal of the Property by the Closing Date and (ii) Purchaser delivers written notice of extension to Seller no later than the Closing Date (the “Extension Notice”). The Extension Notice shall set forth the period of extension, which extension period shall be for as long as reasonably necessary for Lender to review and approve the appraisal and finalize its mortgage loan documents for Closing, but in no event shall such extension of the Closing Date continue for more than an additional thirty (30) days, absent agreement in writing between Seller and Purchaser."

5.    Credit. Provided that Purchaser and Seller each fulfill their obligations under the Purchase Agreement, at Closing Purchaser shall receive a $100,000 credit against the Purchase Price which shall be held back from Seller's proceeds to compensate the parties' dual agent, Colliers International, for additional commission. Such commission shall be in addition to the commission set forth in Section 7.06 of the Purchase Agreement to be paid to Colliers International as Seller's agent. Notwithstanding the foregoing, Purchaser and Seller hereby reaffirm their representations, warranties and indemnification obligations set forth in Section 7.06 of the Purchase Agreement with respect to brokerage commissions.
6.    Miscellaneous. Except as expressly set forth in this Amendment, the Purchase Agreement remains unmodified and in full force and effect. The provisions of this Amendment inure to the benefit of Purchaser and Seller and shall be binding on their successors and assigns.
7.    Counterparts. This Amendment may be executed in counterparts which taken together shall be considered one and the same instrument. Such counterparts may be evidenced by facsimile or electronic (PDF) signature pages.
IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first above written.

SELLER:
Cardiovascular Systems, Inc.

By:    ___/s/ Jeffrey S. Points________

Name:    ___/s/ Jeffrey S. Points________

Title:    Corporate Controller & Treasurer

PURCHASER:
Krishna Holdings, LLC

By:    ____/s/ Ashish Aggarwal ______

Name:    ____ Ashish Aggarwal________

Title:    __ Chief Manager ____________